UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2017

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On Septmeber 14, 2017, Workhorse Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering and sale (the “Offering”) of 3,749,996 shares of the Company’s common stock, and five year warrants (exercisable beginning on the date of issuance) to purchase up to an aggregate of 2,812,497 shares of the Company’s common stock.  Each investor will receive a warrant to purchase .75 shares of the Company’s common stock at an exercise price of $3.80 per share, for each share of common stock purchased.

Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase, subject to customary closing conditions, 3,749,996 shares of the Company’s common stock and accompanying warrants at a price per share of $3.20.  The net proceeds to the Company are expected to be approximately $11.2 million after deducting underwriting discounts and commissions and estimated offering expenses.  The sale of such shares and accompanying warrants is expected to close on September 18, 2017.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-213100), including the prospectus dated December 23, 2016 contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  A copy of the Form of Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement and the warrants is qualified in its entirety by reference to such exhibits.  A copy of the opinion of Fleming PLLC relating to the legality of the issuance and sale of the shares and accompanying warrants in this Offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

In a press release issued on September 14, 2017, the Company announced the pricing of the Offering at a price to the public of $3.20 per share.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement between the Company and Cowen and Company LLC as representatives of the underwriters named therein, dated as of September 14, 2017

4.1	Form of Warrant

5.1	Opinion of Fleming PLLC

23.1	Consent of Fleming PLLC (included in Exhibit 5.1)

99.1	Press Release dated September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: September 14, 2017	By:	/s/ Paul Gaitan
	Name:	Paul Gaitan
	Title:	Chief Financial Officer

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